SECURITY AGREEMENT

DEBTOR	SECURED PARTY
Elkhorn Goldfields, Inc.,	Black Diamond Holdings, LLC

THIS AGREEMENT made and entered into this 15th day of April 2011, by and between ELKHORN GOLDFIELDS, INC. whose address is Suite 1209 – 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2, (referred to in this Agreement as “Debtor”) and BLACK DIAMOND HOLDINGS LLC, whose address is P.O. Box 370657, Denver, Colorado 80237, (referred to in this Agreement as “Creditor”).

For value received, and in consideration of the mutual promises and covenants set forth herein, Debtor and Creditor agree as follows:

1.           GRANT OF SECURITY INTEREST. Debtor grants to Creditor a continuing security interest in the "Collateral" described in Paragraph 2 below to secure the payment of Debtor’s obligations under that certain Mineral Product Receivables Purchase Agreement dated April 15, 2011 (the “MPRPA”), with all payments to be made to Creditor accordance with the terms of the MPRPA, and all obligations of any and every kind and nature heretofore, now or hereafter owing from Debtor to Creditor, however incurred or evidenced, whether primary, secondary, or otherwise, whether arising under this Agreement, under any other security agreements, mortgages, notes, leases, instruments, documents, contracts, or similar agreements heretofore, now or hereafter executed by Debtor and delivered to Creditor, or by oral agreement or created by operation of law (hereinafter collectively called "Liabilities") plus all interest, costs, expenses and reasonable attorney's fees, which may be made or incurred by Creditor in the disbursement, administration, and collection of said Liabilities, and in the protection, maintenance, and liquidation of the Collateral. This Agreement shall be and become effective when any Liabilities of Debtor to Creditor are outstanding and unpaid, and Debtor will not sell, assign, transfer, pledge, or otherwise dispose of or encumber any Collateral to any third party while any indebtedness remains unpaid, except upon the prior written consent of Creditor to be determined in its sole discretion for any reason whatsoever. Terms not otherwise defined herein shall have the meaning set forth in the MPRPA.

2.           COLLATERAL. The "Collateral" covered by this Agreement is all of Debtor's assets and property as described below, which Debtor now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and includes, but is not limited to, any items listed on any schedule or list attached hereto:

Payable Au. Subject to any Payable Au Adjustments, (i) 80% of the Au mined, extracted, removed, produced or otherwise recovered from the Golden Dream Mine (located at 2725-A Elkhorn Road, Boulder, Montana and all patented and unpatented claims described on Schedule A), less the number of ounces of Au deducted on account of the processing of such Au into Refined Au, for which net number of ounces Debtor receives payment or Refined Au from an Offtaker pursuant to and in accordance with any Offtake Agreement for the first 41,700 aggregate ounces of Payable Au sold by EGI to BDH hereunder, and (ii) 6.5% of the Au mined, extracted, removed, produced or otherwise recovered from the Golden Dream Mine, less the number of ounces of Au deducted on account of the processing of such Au into Refined Au, for which net number of ounces EGI, as the case may be, receives payment or Refined Au from an Offtaker pursuant to and in accordance with any Offtake Agreement with respect to each ounce of Payable Au sold by the EGI to BDH hereunder in excess of 250,000 aggregate ounces of Refined Au from the Golden Dream Mine.

3.           PERFECTION OF SECURITY INTEREST. Debtor shall execute and deliver to Creditor, concurrently with Debtor's execution of this Agreement and at any time or times thereafter at the request of Creditor (and pay the cost of filing or recording same in all public offices deemed necessary by Creditor), all documents that Creditor may request, in a form satisfactory to Creditor, to perfect and maintain perfected Creditor's security interests in the Collateral, in order to fully consummate all of the transactions contemplated hereunder. This Agreement may be recorded in any fashion whatsoever to evidence perfection of the security interest granted herein.

4.          GENERAL WARRANTIES. Debtor warrants, represents and agrees that: (a) Debtor has or forthwith will acquire full title to the Collateral and is and will be the lawful owner of the Collateral with good right to subject same to the security interest hereunder; (b) except as specifically stated herein, Creditor's security interest in the Collateral is a first security interest in the Collateral, there are no financing statements covering any of the Collateral filed in any public office, and Debtor will defend same to Creditor against the claims and demands of all other persons; (c) all of the Collateral is located in the State of Montana, at the location shown on Schedule A attached hereto or in the possession of Creditor, and Debtor shall not remove said Collateral from such location without Creditor's prior written consent, and will not use or permit the Collateral to be used for any unlawful purpose whatsoever; (d) Debtor shall not conduct business under any other name than that given above, nor change or reorganize the type of business entity whereby it does business or open new business locations, except upon prior written approval of Creditor, and if such approval is granted, Debtor agrees that all documents, instruments, and agreements demanded by Creditor shall be prepared, filed and recorded at Debtor's expense, before such change occurs; (e) Debtor has the right and power and is duly authorized to enter into this Agreement, and the execution of this Agreement shall not constitute a breach of any provision contained in any agreement or instrument to which Debtor is or may become a party or by which Debtor is or may be bound or affected; (f) all financial statements and information relating to Debtor delivered to Creditor are true and correct, accurately reflect Debtor's financial condition, and were prepared in accordance with generally accepted accounting principals, and there has been no material adverse change in the financial condition of Debtor since the submission of any such information to Creditor; (g) Debtor has duly filed all federal, state, and other governmental tax returns which Debtor is required by law to file, and all such taxes required to be paid have been paid in full; (h) Debtor will not sell in bulk, dispose or liquidate its machinery, inventory or assets other than in the ordinary course of business; (i) Debtor will not lend money to or grant a security interest and/or encumber the assets pledged as security for this loan for the benefit of any other person or entity without the prior written consent of Creditor; and (j) Debtor will not guarantee the payment of or performance of any liability or obligation of any person or entity not directly for the benefit of Debtor.

5.          INSURANCE, TAXES, ETC. Debtor shall: (a) pay promptly all taxes, levies, assessments, judgments, and charges of any kind upon or relating to the Collateral, and to Debtor's ownership or use of any of its assets, income, or gross receipts and shall provide Creditor evidence of payment within fifteen (15) days after the same are due; (b) at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be satisfactory to Creditor, which policies shall expressly provide that loss thereunder shall be payable to Creditor as its interest may appear (and Creditor shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of Debtor's Liabilities, whether or not due, in such order of application as Creditor may determine) and copies of such insurance policies shall be delivered to Creditor; (c) maintain at its own expense property damage insurance in such amounts, with such companies, under such policies and evidence of payment of premiums thereon. If Debtor at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien, claim or encumbrance, then Creditor, without waiving or releasing any obligation or default of Debtor hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Creditor deems advisable. All sums so disbursed by Creditor, including reasonable attorney's fees, court costs, expenses, and other charges relating thereto, shall be part of Debtor's Liabilities, secured hereby, including interest thereon at the rate contracted for as secured hereby and shall be payable on demand.

6.          COLLECTIONS. At Creditor's option, at any time and at Debtor's expense, Creditor may notify account debtors of Debtor to pay it directly, and may collect, sue, compromise on terms it considers proper, endorse, sell or otherwise deal withhe proceeds of any Collateral either in its own name or that of Debtor. After deduction of any expense, including attorney's fees and court costs, all proceeds received by Creditor shall be applied to payment of the Liabilities, whether due or not, in such order as Creditor may choose.

7.          WARRANTIES OF ACCOUNTS. Except as otherwise provided in any assignment to Creditor or invoice enclosed therewith, Debtor warrants in connection with each specifically assigned Account that: (i) it has been due no more than thirty days; (ii) it is not evidenced by an instrument or chattel paper (except such instrument or chattel paper as has been endorsed and delivered to Creditor) and represents a bona fide completed transaction; (iii) the amount shown on Debtor's books and on any invoice or statement delivered to Creditor is owing to Debtor; (iv) no partial payment has been made by anyone; and (v) no set-off or counterclaim to it exists and no agreement has been made with any person under which a deduction or discount may be claimed except any regular discounts allowed for prompt payments. Debtor further warrants that in connection with each specifically assigned general intangible that: (i) it arises under an existing written contract between Debtor and another, (ii) is not evidenced by an instrument or chattel paper (except such instrument or chattel paper as has been endorsed and delivered to Creditor) and represents a bona fide transaction; (iii) no partial payment has been made by anyone; and (iv) no set-off or counterclaim to any money due under such contract exists as of the date of assignment and no agreement has been made with any person under which a deduction or discount may be claimed except as set forth in the contract. Debtor additionally warrants that in connection with each item of Chattel Paper specifically assigned or delivered to Creditor that: (i) it is enforceable according to its terms and no payment is past due; (ii) the amount shown on Debtor's books, and on any statement delivered to Creditor or noted on the item is owing to Debtor; (iii) no partial payment has been made by anyone; and (iv) no set-off or counterclaim to it exists and no agreement has been made under which a deduction or discount may be claimed except as set forth in the item.

8.          PROTECTION OF COLLATERAL. Debtor shall not permit the Collateral to be damaged, abused or unreasonably depreciated and shall use it with reasonable care, keeping it in good order and repair. Debtor shall not use it in violation of the terms of any insurance policy.

9.          INSPECTION. Debtor shall permit and make available to Creditor or its agents, upon reasonable request to have access to and to inspect at any time all the Collateral (and Debtor's other assets, if any) and shall allow Creditor from time to time to verify Accounts and to inspect, check, make copies of or extracts from the books, records and files of Debtor. In addition, Debtor shall promptly supply Creditor with financial and such other information concerning its affairs and assets as Creditor may request from time to time.

10.         DEFAULT AND REMEDIES.

A. Events of Default. Debtor shall be in default under this Agreement upon the happening of any of the following events:

1. If Debtor shall fail to timely and fully pay when due any of the Liabilities secured hereby; or

2. If Debtor shall fail to fully and timely perform or meet any covenants, conditions, agreements, or provisions contained or referred to in this Agreement or in any other agreement executed with reference hereto or in any instrument evidencing any of the Liabilities secured hereby; or

3. If Debtor be dissolved, terminate existence, merge or consolidate, suspend business, become insolvent, commit an act of bankruptcy or any act amounting to a business failure, make an assignment for the benefit of creditors, or if a petition be filed by or against Debtor under any Chapter of Bankruptcy Code, as amended, or for the appointment of a receiver of the property of Debtor, or if a tax lien or attachment, seizure, or levy should be filed against any of Debtor's property and be not promptly and effectively discharged, stayed or indemnified against to Creditor's satisfaction; or

4. If there is a sale, assignment or use except as authorized by this Agreement, loss, theft, substantial damage, destruction or encumbrance of or to any of the Collateral or the filing of suit for the purpose of or the making of any levy, seizure or attachment thereof or thereon; or

5. If at any time, in the opinion of the Creditor, the financial condition of the Debtor becomes impaired or the Collateral becomes insufficient or unsafe; or

6. If any representations, covenants, or warranties of Debtor in this Agreement, or otherwise made or given to Creditor, are untrue or incorrect.

B. Creditor's Remedies Upon Default. Upon the occurrence of an Event of Default, and at any time thereafter, Creditor may, without notice to Debtor, declare all or any part of the Liabilities immediately due and payable (and to the extent such Liabilities are unliquidated Creditor may estimate the remaining Liabilities to be paid to it during the Term of the MPRPA and such amount shall be conclusive evidence of the amount due to Creditor) and will have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code. Further, Creditor shall have the right to off-set against any Liabilities owed by Creditor to Debtor, and Debtor hereby irrevocably makes, constitutes and appoints any officer of Creditor its true and lawful attorney in fact to apply all or part, without advance notice to Debtor, of any funds or indebtedness in partial or total satisfaction of the Liabilities.

11.         GENERAL. Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meaning provided by the Colorado Uniform Commercial Code. Any delay on the part of Creditor in exercising any power, privilege, or right hereunder, or under any other instrument executed by Debtor to Creditor in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege, or right. The waiver by Creditor of any default by Debtor shall not constitute a waiver of any subsequent defaults. All rights, remedies and powers of Creditor hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies, and powers given hereunder or in or by any other instrument or by the Colorado Uniform Commercial Code, or any laws now existing or hereafter enacted.

This Agreement shall be construed in accordance with the laws of the State of Colorado. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without validating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Creditor hereunder shall inure to the benefit of its successors and assigns and this Agreement shall be binding on all heirs, executors, administrators, and successors of Debtor.

The Debtor acknowledges that this is the entire Agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Security Agreement or in such writings, and acknowledges receipt of a true and correct copy of this Agreement.

All notices to be provided to the Creditor or Debtor hereunder shall be delivered in accordance with the notice requirements of the MPRPA.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement on the date and year first written above.

CREDITOR:

BLACK DIAMOND HOLDINGS LLC

By: Black Diamond Financial Group, LLC, its manager

/s/ Patrick Imeson
By: Patrick Imeson, its Manager

ADDRESS:

P.O. Box 370657

Denver, Colorado 80237

DEBTOR:

ELKHORN GOLDFIELDS, INC.

/s/ Robert Trenaman
By: Robert Trenaman, its President

SCHEDULE A

Description of Golden Dream Mine